K&L Gates LLP	Exhibit(i)(2)
599 Lexington Avenue New York, NY 10022-6030 T +1 212 536 3900 F +1 212 536 3901 klgates.com

February 28, 2019

VIA EDGAR

Division of Investment Management

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

RE:	Post-Effective Amendment No. 11 to Registration Statement on Form N-1A for Clough Funds Trust (File Nos. 333-204408 and 811-23059)

Ladies and Gentlemen:

We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 11 to the Registration Statement on Form N-1A of Clough Funds Trust (File No. 333-204408).

Very truly yours,

/s/ K&L Gates LLP

K&L Gates LLP